Gas fields shaded in dark, oil fields shaded in light.

Black dots with red centers aeromagnetic signatures over undrilled serpentine fields.

Over 14 probable un-drilled plugs have been identified in the Zavalla area.

The first four blocks to drill are numbered in order.


Zavala
4
2
3
1